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                                                                    EXHIBIT 10.3

                        AMENDMENT TO EMPLOYMENT AGREEMENT

         This Amendment to the Employment Agreement (hereinafter referred to as "Agreement") is made effective this 15th day of June, 2002, by and between Meadowbrook, Inc. and Meadowbrook Insurance Group, Inc. (hereafter referred to as the "Company") and Joseph C. Henry (hereinafter referred to as "Executive").

         WHEREAS, the Company and Executive executed an Employment Agreement effective September 17, 2001;

         NOW, THEREFORE, IN CONSIDERATION of the premises and mutual covenants contained herein, the parties agree to amend the Agreement as follows:

Section 3 - Compensation shall be amended as follows:

         3. COMPENSATION. In consideration of the performance by Executive of his obligations during the Employment Term, the Company will during the Employment Term pay the Executive:

                  (C) STOCK OPTIONS. The Executive has been, and shall continue to be, eligible for the stock options, in accordance with the terms and conditions of the 1995 and 2002 Stock Option Plans of Meadowbrook Insurance Group, Inc. In the event of any Change in Control, all stock options previously issued, or to be issued, to the Executive shall immediately vest ownership in the Executive.

Section 5 - Employment Term shall be amended as follows:

         5. EMPLOYMENT TERM. The period of the Executive's employment by the Company under this Agreement (the "Employment Term") shall commence on September 17, 2001 and shall continue through December 31, 2004 (and annually thereafter as provided below) or the earliest date on which any of the following events occurs:

                  (A)      the death or retirement of the Executive;

                  (B) the date on which the Company discharges the Executive by reason of the Executive's Total Disability. For purposes of this Agreement, "Total Disability" shall have the same meaning as used in the Manual and consistent with the Long Term Disability Benefits of the Company;

                  (C) a mutual written agreement between the Company and the Executive regarding an early termination date; or

                  (D) the date on which the Company terminates the Executive's employment for Cause as recited in Paragraph 3 (D) (2).

         Either party hereto may elect not to renew this Employment Agreement by giving the other party written notice on or before June 30, 2004. If written notice of the election not to renew this Agreement is not provided on or before June 30, 2004, and annually



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thereafter, this Agreement shall renew for an employment term of one (1) year commencing January 1, 2005, and annually thereafter.

         All other terms and conditions of the Agreement shall remain in full force and effect.

WITNESSES:                                  MEADOWBROOK INSURANCE
                                            GROUP, INC.


/s/ MICHAEL G. COSTELLO                     /s/ ROBERT S. CUBBIN
-----------------------                     ---------------------------
                                            By: Robert S. Cubbin
                                            Its:  President & CEO


                                            MEADOWBROOK, INC.

/s/ MICHAEL G. COSTELLO                     /s/ ROBERT S. CUBBIN
-----------------------                     ---------------------------
                                            By: Robert S. Cubbin
                                            Its:  President

                                            EXECUTIVE

/s/ CAROL M. MERCER                         /s/ JOSEPH C. HENRY
-----------------------                     ---------------------------
                                            Joseph C. Henry